As filed with the Securities and Exchange Commission on December 24, 1998

                                                   Registration No. 333-66447-01

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                            Post-Effective Amendment
                                      No. 1
                                       On
                                    FORM S-8
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*

                             -----------------------

                                  MEDQUIST INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              New Jersey                               22-2531298
 --------------------------------        ---------------------------------------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)


                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053
                     --------------------------------------
                    (Address of Principal Executive Offices)

                    The MRC Group, Inc. Amended and Restated
                         1992 Employee Stock Option Plan
                  Stock Option Agreements with Edward L. Samek
   Amended and Restated Non-Qualified Stock Option Agreement with John Dayani
   --------------------------------------------------------------------------
                              (Full title of plans)

      John M. Suender, Senior Vice President, General Counsel and Secretary
                                  MedQuist Inc.
                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053
                                 (609) 596-8877
                            Facsimile (609) 797-5949
                   -----------------------------------------
                      (name, address and telephone number,
                   including area code, of agent for service)

                          Copies of Communications to:

                            Francis E. Dehel, Esquire
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                 (215) 569-5500
                            Facsimile (215) 569-5555

                                          CALCULATION OF REGISTRATION FEE
=======================================================================================================================
   Title Of Each Class Of        Amount To Be      Proposed Maximum        Proposed Maximum             Amount of
 Securities To Be Registered     Registered(1)  Offering Price Per Unit     Offering Price          Registration Fee
=======================================================================================================================
Common Stock, no par value         1,555,931            (2)                      (2)                $      (2)
=======================================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares as may be issued pursuant to stock splits, stock dividends and certain anti-dilution provisions contained in the Plan.
(2) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of (a) preliminary proxy materials on Schedule 14A of MedQuist Inc. on September 25, 1998, and (b) the Registrant's Form S-4 Registration Statement (No.333-66447) on October 30, 1998.
* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."

                                     PART I

              Information Required in the Section 10(a) Prospectus

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in The MRC Group, Inc. Amended and Restated 1992 Employee Stock Option Plan, the Stock Option Agreements with Edward L. Samek, and the Amended and Restated Non-Qualified Stock Option Agreement with John Dayani (the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                   Information Not Required in the Prospectus

                             Introductory Statement

     MedQuist Inc. (the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-66447) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Amendment No. 1") with respect to up to 1,555,931 shares of the Registrant's common stock, without par value ("Common Stock" or "MedQuist Common Stock"), issuable in connection with the following plans (the "Plans") of The MRC Group, Inc. ("MRC"): The MRC Group, Inc. Amended and Restated 1992 Employee Stock Option Plan, Stock Option Agreements with Edward L. Samek and Amended and Restated Non-Qualified Stock Option Agreement with John Dayani. All such shares of Common Stock were previously included in the Form S-4.

     On December 10, 1998, Mercury Acquisition Corporation, a Missouri corporation and a wholly owned subsidiary of the Registrant ("Sub"), was merged with and into MRC (the "Merger") pursuant to an Agreement and Plan of Merger dated September 18, 1998, among the Registrant, Sub and MRC (the "Merger Agreement"). As a result of the Merger, each outstanding share of MRC common stock and preferred stock (with certain specified exceptions) was converted into shares of Common Stock of the Registrant pursuant to the exchange ratios set forth in the Merger Agreement. Also as a result of the Merger, each outstanding unexpired option to purchase shares of MRC common stock (a "MRC Stock Option"),was converted into an option to purchase MedQuist Common Stock ("MedQuist Stock Options"). Each holder of MRC Stock Options received a number of MedQuist Stock Options equal to (i) the number of shares of MRC Common Stock issuable upon the exercise of such holder's MRC Stock Options multiplied by (ii)
0.5163. Any fractional shares of MedQuist Common Stock resulting from such multiplication was rounded to the nearest whole share. The exercise price for the MedQuist Stock Options equals (A) the exercise price of the MRC Stock Option for which the MedQuist Stock Option was converted and issued divided by (B)
0.5163. Such exercise price was rounded to the nearest whole cent. The stock options to be registered hereunder have been assumed by the Registrant pursuant to the Merger Agreement. These options were originally granted to the officers, employees, directors and consultants of MRC under the Plans.

     The designation of Amendment No. 1 as Registration No. 333-66447-01 denotes that Amendment No. 1 relates only to the Common Stock issuable pursuant to the Plans, and that this is the first Post-Effective Amendment to the S-4 filed with respect to such shares.

Item 3. Incorporation of Certain Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997; and

     (c) The description of the Registrant's Common Stock, which is incorporated by reference from the Registrant's Registration Statement on Form 8-K filed with the Commission on March 11, 1992; and

     (d) Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 24, 1998.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     A. Fred Ruttenberg, a partner in Blank Rome Comisky & McCauley LLP, is a director of the Company. Mr. Ruttenberg is the beneficial owner of 93,570 shares of MedQuist Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 14A:3-5 of the NJBCA permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article 10 of MedQuist's By-laws provides for indemnification for its directors and officers, to the full extent permitted by applicable law, including, but not limited to, Section 14A:3-5 of the NJBCA.

     MedQuist maintains insurance to cover its directors and officers for liabilities which may be incurred by its directors and officers in the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

     Exhibit Number    Description
     --------------    -----------

          5.1      Opinion of Blank Rome Comisky & McCauley LLP

          23.1     Consent of Blank Rome Comisky & McCauley LLP
                   (included in Exhibit 5.1)

          23.2     Consent of Arthur Andersen LLP

          23.3     Consent of Arthur Andersen LLP

          23.4     Consent of Skoda, Minotti, Reeves & Co.

          24.1     Power of Attorney (included on signature page)

          99.1 The MRC Group, Inc. Amended and Restated 1992 Employee Stock Option Plan

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act"):

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that are incorporated by reference in the Registration Statement.

        (2) That for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlton and the State of New Jersey, as of December 23, 1998.

                                  MEDQUIST INC.

                                      By:  /s/ David A. Cohen
                                           ------------------------------------
                                           David A. Cohen
                                           Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Cohen and John R. Emery, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons as of December 23, 1998 in the capacities indicated:

             Signatures                                  Title
             ----------                                  -----

/s/ David A. Cohen
--------------------------------------      Chairman and Chief Executive Officer
David A. Cohen                              (principal executive officer)

/s/ John R. Emery
--------------------------------------      Senior Vice President, Treasurer and
John R. Emery                               Chief Financial Officer (principal
                                            financial officer and principal
                                            accounting officer)

/s/ John A. Donohoe, Jr.
--------------------------------------      President, Chief Operating Officer
John A. Donohoe, Jr.                        and Director

/s/ James R. Emshoff
--------------------------------------      Director
James R. Emshoff



                    [EXECUTIONS CONTINUED ON FOLLOWING PAGE]

             Signatures                                  Title
             ----------                                  -----

/s/ William T. Carson
--------------------------------------      Director
William T. Carson

/s/ Richard J. Censits
--------------------------------------      Director
Richard J. Censits

/s/ John T. Casey
--------------------------------------      Director
John T. Casey

/s/ A. Fred Ruttenberg
--------------------------------------      Director
A. Fred Ruttenberg

/s/ John H. Underwood
--------------------------------------      Director
John H. Underwood

/s/ Terrence J. Mulligan
--------------------------------------      Director
Terrence J. Mulligan

/s/ R. Timothy Stack
--------------------------------------      Director
R. Timothy Stack

/s/ Edward L. Samek
--------------------------------------      Director
Edward L. Samek

/s/ Bruce K. Anderson
--------------------------------------      Director
Bruce K. Anderson

/s/ Richard H. Stowe
--------------------------------------      Director
Richard H. Stowe

                                  EXHIBIT INDEX

  5.1     Opinion of Blank Rome Comisky & McCauley LLP

 23.1     Consent of Blank Rome Comisky & McCauley LLP
          (included in Exhibit 5.1)

 23.2     Consent of Arthur Andersen LLP

 23.3     Consent of Arthur Andersen LLP

 23.4     Consent of Skoda, Minotti, Reeves & Co.

 24.1     Power of Attorney (included in Signature Page)

 99.1     The MRC Group, Inc. Amended and Restated 1992
          Employee Stock Option Plan